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                                                                   EXHIBIT 10.11
                               ADVISORY AGREEMENT

      THIS ADVISORY AGREEMENT (this "Agreement"), is made and entered into as of the first day of December, 1998 between CyberSentry, Inc (the "Client"), and Patriot Advisors, Inc (the "Advisor").

      In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed between the parties hereto as follows:

1.    ADVISORY SERVICES.

            (a) The Advisor undertakes to act as an advisor to the Client and shall, subject to the supervision of the Client (the "Client"), provide financial and investment advisory services to the Client which shall include, but not be limited to, (x) reviewing and analyzing all material documentation (legal, financial or otherwise) of the Client to determine the Client's most effective internal organizational financial structure for the purpose of financing, (y) determining the Client's best course of action, which may include
(i) private placements of common or preferred stock, or debt, for the expansion of its working capital, acquisition financing or the restructuring of existing indebtedness, (ii) mergers and acquisitions, (iii) initial public offerings, and
(iv) any other transactions deemed by the Advisor to be in the best interests of the Client.

            (b) Consistent with its duties described in paragraph (a) hereof, the Advisor shall use its best efforts to provide advice on equity or debt financing of a minimum of $2,000,000 and a maximum of $25,000,000 through the end of calendar year 1998. The Client shall cooperate with the Advisor in structuring one or more transactions to manage these sums on such commercially reasonable terms as may be acceptable to the Client. Such proceeds shall be used by the Client for such purposes as the Client deems appropriate. If the Client requests the Advisor to participate in any other transactions or perform any other specific services, such services shall be described in an addendum hereto, in a form to be agreed upon by the parties.
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            The Advisor may, in its discretion, appoint one or more sub-advisors to perform one or more of the foregoing services with respect to all or a portion of the investments of the Client. The Advisor shall also have full authority and discretion as to all matters which are necessary or incidental to the foregoing. Upon the request of the Client, the Advisor shall furnish the Client with full information concerning activities undertaken by the Advisor for the Client.

2.    ADVISORY FEE.

      For services to be rendered hereunder to the Client, the Client will pay to the Advisor advisory fees as follows: USD $10,000 per month, as of January 1, 1998, in the form of cash and /or equity as a management fee. There shall be a minimum of USD $6,500 per month in cash, and any equity shall be paid in the form of CyberSentry, Inc common shares at the rate of USD $1.00 per share. The Client shall pay these fees, in advance, to the advisor, on a monthly basis. If the Client and the Advisor agree on additional services pursuant to paragraph 1(c), any additional fees would be included in the addendum.

3.    EXPENSES.

      It is understood that if agreed to in advance, the Client will pay, or reimburse the Advisor for, all expenses incurred by Advisor in connection with its services provided hereunder, including but not limited to, (x) all reasonable travel fees and expenses, including those associated with investigating the Client or its affiliates, or any potential investments of the Client or maximizing return on existing investments of the Client, (y) any legal fees and expenses in connection with services provided by Advisor hereunder which are not in the ordinary course of business, and (z) any extraordinary expenses such as the fees and expenses of counsel in connection with any litigation arising out of or in connection with this Agreement, except as otherwise determined in accordance with the last sentence of Section 10 hereunder. The Advisor acknowledges that if no agreement with the Client regarding reimbursement of certain expenses is made prior to any such expenses being incurred, the Client shall have no obligation to reimburse Advisor for such expenses.
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4.    SERVICES TO OTHER COMPANIES.

      The services of the Advisor hereunder are not to be deemed exclusive, the Advisor being free to render services to others and engage in other activities; provided, however, that such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Advisor's ability to meet all of its obligations with respect to rendering services to the Client hereunder.

5.    STANDARD OF CARE.

      In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Advisor, the Advisor shall not be subject to liability to the company or to any director, shareholder, employee or agent thereof for any act or omission in the course of, or connected with, rendering services hereunder.

6.    TERM OF AGREEMENT; AMENDMENTS.

      (a) This Agreement shall commence as of the date hereof and, subject to prior termination as provided in section 6(b) hereof, shall continue in force until December 31, 2000 and thereafter shall be renewed automatically for additional one-year periods, unless terminated by either party by written notice nor later than ninety (90) day prior to the expiration of the then-current term.

      (b) Either party hereto may, at any time on sixty (60) days prior written notice to the other, terminate this Agreement, without payment of any penalty; provided, however, that if any transaction in which Advisor shall have participated prior to such termination closes or is otherwise funded in whole or in part within six months after the effective date of termination, the Company shall still be obligated to pay to the Advisor the fee described in section 2 hereof in respect of such transaction.

      (c) This Agreement may he modified only by the mutual consent of the parties evidenced in writing.
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7.    ADVISOR BEST EFFORTS; COMPANY INDEMNITY.

      Advisor shall use its best efforts in the performance of the investment advisory and management services to be performed hereunder. All recommendations and instructions made by the Advisor will be based upon information received from the Client and from sources which it believes to be reliable, but whose accuracy is not and cannot be guaranteed. Such information may or may not have been independently verified by the Advisor. The Client agrees to indemnify Advisor and hold it harmless from and against any liability of any nature resulting from the Client furnishing information which is false or inaccurate.

8.    NOTICES.

      Except as otherwise specifically provided herein, all notices or communications provided for herein shall be in writing, delivered in person, by overnight mail or by facsimile followed by a hard copy sent first class mail postage pre-paid, and addressed as follows, or to such other address or addresses as may be designated by either party by written notice to the other:


              If to Client:              CyberSentry, Inc
                                          420 East 64th Street
                                         New York, New York 10021
                                         Facsimile: 212-980-9534
                                         Telephone: 212-832-6825


              If to Advisor:             Patriot Advisors, Inc
                                          43 Deshon Avenue
                                         Bronxville, NY 10708
                                         Facsimile: 914-779-8995
                                         Telephone: 914-395-1351
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9.    GOVERNING LAW; JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its choice of law principles.

10.   ARBITRATION.

      All disputes between the parties arising out of or relating to this Agreement shall be submitted to and settled by arbitration as hereinafter provided. Any arbitration proceeding shall be by a single arbitrator experienced in the matters at issue selected by the parties involved in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceeding shall be held in such place in the New York City metropolitan area as may be selected by the arbitrator (or any other place agreed to by the parties involved and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted to him/her under this Agreement; provided, however, that if necessary, such decision and satisfaction procedure may be enforced by either the Company or Consultant, as the case may be, in any United States District Court having jurisdiction over this matter. The determination of which party (or combination thereof) bears the costs and expenses incurred in connection with any such arbitration proceeding shall be determined by the arbitrator.

11.   ILLEGALITY; UNENFORCEABILITY.

      If any provision of this Agreement is found to be illegal or unenforceable, all other provisions to this Agreement will remain in full force and effect.

12.   AUTHORIZED SIGNATORIES.

      Each of the individuals signing below hereby represents and warrants that he is a duly authorized signatory of the entity bearing his signature below, that he is authorized and empowered to enter into this Agreement and to effect the transactions contemplated hereby on behalf of such entity, and that this Agreement is the legal and valid binding obligation of the entity bearing his signature below, and enforceable against such entity in accordance with its terms, except as they may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally, and general principles of equity.
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      IN WITNESS WHEREOF, the parties have caused this instrument to be signed on their behalf by their respective officers there unto duly authorized all as of the date first written above.

                              CYBERSENTRY, INC
                              The Client


                              By: /s/ Gerald Resnick, Pres
                                  ------------------------
                              Name:   Gerald Resnick
                                   -----------------------
                              Title:  President
                                    ----------------------


                              PATRIOT ADVISORS, INC
                              The Advisor

                              By: /s/ Frank Kristan
                                  ------------------------
                              Name:   Frank Kristan
                              Title:  President